CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of V-ONE Corporation on Form S-3 (File No. 333-43795) of our report dated March 24, 1997, on our audits of the financial statements and financial statement schedules of V-ONE Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in V-ONE Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the references to our firm under the caption "Experts."



                                          /s/ Coopers & Lybrand L.L.P.

McLean, VA
January 20, 1998